Exhibit 10.2

[Execution Version]

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) is entered into as of October 9, 2026 (the “Amendment Effective Date”), by and among CID HoldCo, Inc., a Delaware corporation (the “Buyer”), BladeRanger Ltd. (TASE: BLRN), an Israeli company (“BladeRanger”), and Envoy Technologies, Inc., a Delaware corporation (the “Company”), and, solely with respect to the provisions expressly applicable to it, Blink Charging Co., a Nevada corporation (“Blink”). Capitalized terms used but not defined in this Amendment have the meanings given to such terms in the Original Agreement (as defined below).

RECITALS

WHEREAS, the Buyer, BladeRanger and the Company are parties to that certain Securities Purchase Agreement, dated as of September 25, 2026 (the “Original Agreement”), pursuant to which, among other things, the Buyer will acquire all of the outstanding capital stock of the Company, and the parties originally contemplated that the Envoy Convertible Note would convert into shares of common stock of the Company immediately prior to the Closing.

WHEREAS, Blink is the holder of the Envoy Convertible Note, which was issued by the Company pursuant to that certain Stock Purchase Agreement, dated as of June 5, 2026, and which provides for certain conversion and other rights in favor of Blink.

WHEREAS, the parties have agreed that the Envoy Convertible Note shall not convert prior to or in connection with the Closing, that Blink shall not transfer any shares of capital stock of the Company to the Buyer at the Closing and that the Envoy Convertible Note shall remain outstanding following the Closing, subject to the terms of an amendment thereto to be entered into by the Company, Blink and the Buyer (the “Note Amendment”).

WHEREAS, pursuant to the Note Amendment and the provisions of the Original Agreement as amended hereby, upon receipt of the requisite Stockholder Approval and the effectiveness of a registration statement covering the distribution of the shares of Common Stock issuable to Blink upon conversion of the Envoy Convertible Note, the Envoy Convertible Note shall convert into shares of Common Stock of the Buyer, which shares Blink shall distribute to its stockholders substantially concurrently with such conversion.

WHEREAS, the parties intend that, except as expressly provided in the Note Amendment, all rights and remedies under the Envoy Convertible Note, including those relating to conversion at maturity and following an Event of Default, shall remain in full force and effect for so long as any portion of the Envoy Convertible Note remains outstanding.

WHEREAS, the parties further intend that neither the conversion of the Envoy Convertible Note into Common Stock of the Buyer pursuant to the Note Amendment nor the distribution of such Common Stock to Blink’s stockholders shall cause Blink or any such stockholder to become subject to the Envoy Stockholders Agreement.

WHEREAS, pursuant to Section 6.4 of the Original Agreement, no provision of the Original Agreement may be amended except by a written instrument signed by the Buyer, on the one hand, and BladeRanger or Blink, on the other hand, provided that a Party not bound by or the subject of the provision is not required to sign; Blink is executing this Amendment solely with respect to the provisions expressly applicable to it.

WHEREAS, the parties hereto desire to amend the Original Agreement to, among other things, provide for the continued existence of the Envoy Convertible Note following the Closing, establish the conditions and mechanics for its subsequent conversion into Common Stock of the Buyer, provide for the distribution of such Common Stock to Blink’s stockholders, preserve the rights and remedies of the parties under the Envoy Convertible Note pending conversion, eliminate the requirement for Blink to become a Seller or transfer Company Shares at the Closing, and address certain other rights and obligations of the parties, and otherwise amend the Original Agreement as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. AMENDMENTS TO SECTION 1.1

(a) The definition of “Registration Rights Agreement” in Section 1.1 of the Original Agreement is hereby amended by inserting “, which form shall comply with Section 4.20” immediately after the words “at or prior to the Closing”.

(b) The definition of “Registrable Securities” in Section 1.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

““Registrable Securities” means (i) the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock, (ii) the Blink Conversion Shares, which, for the avoidance of doubt, will include the Distributed Shares, and (iii) any shares of Common Stock issued or issuable with respect to the securities described in clauses (i) and (ii) as a result of any stock split, stock dividend, recapitalization, exchange or similar event; provided, however, that any such securities shall cease to be Registrable Securities at such time as they cease to constitute Registrable Securities pursuant to the Registration Rights Agreement.”

(c) Section 1.1 of the Original Agreement is hereby amended by adding, in appropriate alphabetical order, the following definitions:

““Blink Conversion Conditions” means the satisfaction of each of the following conditions: (i) Stockholder Approval shall have been obtained, including approval of the issuance of the Blink Conversion Shares to the extent required under the rules of the Trading Market, and (ii) a Registration Statement on Form S-1 (or such other form as may be available to the Buyer) covering the Blink Conversion Shares shall have been declared effective by the Commission and shall be effective and available for the transactions contemplated by Section 4.4(c).”

““Blink Conversion Date” means the first Business Day following the date on which the Blink Conversion Conditions have been satisfied, or such other date as Blink and the Buyer may agree in writing.”

““Blink Conversion Shares” means an aggregate of 2,166,667 shares of Common Stock issuable to Blink upon conversion of the Envoy Convertible Note pursuant to Section 4.4(b) and the Note Amendment or shares of Common Stock issuable upon conversion of any shares of Series C Preferred Stock that may be issued to Blink pursuant to Section 4.4(d) (if at all), subject to adjustment for stock splits, stock dividends, combinations, recapitalizations and similar events and to reduction in accordance with the Note Amendment to reflect any prior Forced Conversion.”

““Blink Distribution” shall have the meaning given such term in Section 4.4(c).”

““Distributed Shares” shall have the meaning given such term in Section 4.4(c).”

“Forced Conversion” shall have the meaning given such term in Section 4.4(d).

““Note Amendment” means the amendment to the Envoy Convertible Note entered into by the Company, Blink and the Buyer in connection with this Amendment, providing for the conversion of the Envoy Convertible Note into Common Stock of the Buyer upon satisfaction of the Blink Conversion Conditions, the Forced Conversion rights described in Section 4.4(d), and the preservation of rights under the Envoy Convertible Note except as expressly amended thereby.”

““Transition Services Arrangement” shall have the meaning given such term in Section 4.10.”

(d) The definition of “Envoy-Side Shares” in Section 1.1 of the Original Agreement is hereby amended and restated in its entirety as follows:

““Envoy-Side Shares” means an aggregate of 10,833,333 shares of Common Stock, calculated on an as-converted, fully diluted basis and subject to customary adjustments, consisting of (i) 233,543 shares of Common Stock issuable to BladeRanger at the Closing, (ii) 8,433,123 shares of Series C Preferred Stock issuable to BladeRanger at the Closing, and (iii) 2,166,167 Blink Conversion Shares issuable following the Closing in accordance with Section 4.4(b) and the Note Amendment. For the avoidance of doubt, the Blink Conversion Shares shall not be issued at the Closing.”

(e) The definition of “Yorkville SEPA” in Section 1.1 of the Original Agreement is hereby deleted in its entirety and replaced as follows with the new defined term ”ELOC”:

““ELOC” means an equity line of credit agreement or similar agreement, that may include, but shall not be limited to, a standby equity purchase Agreement, whether with YA II PN, Ltd., White Lion or another provider of such financing providing for up to a facility of up $50,000,000 and may include convertible notes or warrants in connection with such financing.

The term “Yorkville SEPA” used in Section 4.6 of the Original Agreement is hereby amended to replace such term with the new defined term “ELOC.”

2. AMENDMENT TO SECTION 2.1

(a) Sections 2.1(a) and 2.1(b) of the Original Agreement are hereby deleted in their entirety and replaced with the following:

“(a) Upon the terms and subject to the conditions set forth herein, at the Closing, BladeRanger shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from BladeRanger, all of BladeRanger’s right, title and interest in and to the Company Shares (together with all rights appurtenant thereto), free and clear of all Liens (other than restrictions under the Securities Act or this Agreement or the Transaction Documents), in exchange for the issuance by the Buyer to BladeRanger of:

(i) 233,543 shares of Common Stock; and

(ii) 8,433,123 shares of Series C Preferred Stock.

(b) Notwithstanding anything to the contrary in this Agreement, the Envoy Convertible Note shall not convert prior to or in connection with the Closing, Blink shall not transfer any Company Shares or other equity securities of the Company to the Buyer at the Closing, and no Securities shall be issued to Blink at the Closing. The Envoy Convertible Note shall remain outstanding following the Closing, subject to the Note Amendment. Upon satisfaction of the Blink Conversion Conditions, the Envoy Convertible Note shall convert into the Blink Conversion Shares in accordance with Section 4.4(b) and the Note Amendment.

For the avoidance of doubt, the parties acknowledge that the aggregate economic allocation of the Envoy-Side Shares is based on the eighty percent (80%) and twenty percent (20%) economic interests of BladeRanger and Blink, respectively, as contemplated by the Original Agreement; provided, however, that Blink shall not be deemed a Seller of Company Shares or receive consideration at the Closing, and the timing, form and conditions of the issuance of the Blink Conversion Shares shall be governed exclusively by Section 4.4(b) and the Note Amendment.”

(a) Section 2.1(c) of the Original Agreement is hereby amended by replacing the reference to the aggregate consideration “to be issued by the Buyer in connection with the transactions contemplated by Section 2.1(a) and Section 2.1(b)” with “issuable by the Buyer to BladeRanger at the Closing and to Blink following the Closing pursuant to Section 4.4(b), in each case subject to the terms and conditions applicable thereto.”

3. AMENDMENT TO SECTION 2.3

Section 2.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“2.3 Treatment of Envoy Convertible Note at Closing. Notwithstanding anything to the contrary in this Agreement, the Envoy Convertible Note shall remain outstanding following the Closing and shall not be converted, cancelled, extinguished, satisfied or repaid solely as a result of the Closing or the consummation of the Contemplated Transactions. The rights and obligations of the Company and Blink under the Envoy Convertible Note shall continue in accordance with its terms, as amended by the Note Amendment. The Buyer and BladeRanger acknowledge and agree that no conversion of the Envoy Convertible Note, issuance of Company Shares to Blink, execution of a Joinder Agreement by Blink as a Seller, or transfer of Company Shares by Blink shall be required as a condition to the Closing.”

4. AMENDMENT TO SECTIONS 2.4 AND 2.5

(a) Section 2.4(a) of the Original Agreement is hereby amended to delete all references requiring the Buyer to deliver Securities to Blink at the Closing, and Section 2.4(a)(v) is hereby amended to refer solely to the Securities issuable to BladeRanger at the Closing.

(b) Section 2.4(b)(iii) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) as of the Closing, the Note Amendment, duly executed by the Company, Blink and the Buyer;”

(c) Section 2.4(b)(v) of the Original Agreement is hereby amended by deleting the requirement that Blink deliver an officer’s certificate in its capacity as a Seller.

(d) Sections 2.4(b)(vii) and (viii) of the Original Agreement are hereby amended to require execution of the Registration Rights Agreement and Voting Agreement, respectively, by BladeRanger and any other parties required thereunder, but not by Blink solely in its capacity as a Seller. Blink shall execute the Registration Rights Agreement solely to the extent necessary to give effect to its rights and obligations thereunder.

(e) Section 2.4(b)(ix) of the Original Agreement is hereby deleted in its entirety.

(f) Section 2.5(a)(vi) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(vi) the Note Amendment shall have been duly executed and delivered by the parties thereto;”

(g) Section 2.5(a)(viii) of the Original Agreement is hereby deleted in its entirety. For the avoidance of doubt, neither Blink’s conversion of the Envoy Convertible Note nor its execution of a Joinder Agreement as a Seller shall constitute a condition to Closing, and neither BladeRanger nor the Company shall be required to exercise any drag-along right or other remedy against Blink for the purpose of compelling such conversion or joinder.

(h) All other references in Sections 2.4 and 2.5 to Blink as a Seller, to Company Shares held by Blink or to Securities issuable to Blink at the Closing are hereby deleted, except to the extent expressly required to give effect to Blink’s execution of the Note Amendment or the Registration Rights Agreement.

5. AMENDMENT TO SECTION 3.3

Section 3.3 of the Original Agreement is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding anything herein or in the Joinder Agreement to the contrary, the representations and warranties required to be made by Blink under this Agreement or any other Transaction Document in connection with the Contemplated Transactions shall be limited solely to representations and warranties regarding (i) Blink’s authority to enter into and perform its obligations under the applicable Transaction Documents, (ii) Blink’s ownership of and title to the Envoy Convertible Note, (iii) the absence of any assignment or transfer of the Envoy Convertible Note that would prevent Blink from performing its obligations under the Note Amendment, and (iv) the non-contravention of Blink’s execution, delivery and performance of the applicable Transaction Documents, in each case substantially as set forth in Sections 3.3(a) through 3.3(d) as modified to reflect Blink’s status as a noteholder rather than a Seller of Company Shares. Blink shall not be required to make any representation or warranty under this Agreement or any other Transaction Document in connection with the Contemplated Transactions other than the representations and warranties expressly permitted by this Section 3.3.”

6. AMENDMENT TO SECTION 4.3

The final paragraph of Section 4.3 of the Original Agreement is hereby amended by adding at the end thereof the following sentence:

“For the avoidance of doubt, the restrictions set forth in this Section 4.3 shall not apply to the Blink Distribution or to any subsequent transfer of Distributed Shares by the recipients thereof solely by reason of this Agreement; provided that all such transfers shall remain subject to applicable securities laws.”

7. AMENDMENT TO SECTION 4.4

Section 4.4(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Blink Lock-Up; Conversion.

(i) Subject to the terms and conditions of the Note Amendment, upon satisfaction of the Blink Conversion Conditions, the outstanding portion of the Envoy Convertible Note that has not previously been converted or otherwise satisfied shall automatically convert into the Blink Conversion Shares on the Blink Conversion Date, without any further action by Blink, the Company or the Buyer. The number of Blink Conversion Shares issuable upon such conversion shall be reduced, as provided in the Note Amendment, to reflect any prior Forced Conversion or other satisfaction of the Envoy Convertible Note.

(ii) On the Blink Conversion Date, the Buyer shall cause the Blink Conversion Shares to be duly authorized, validly issued, fully paid and nonassessable and delivered in book-entry form to Blink or, at Blink’s direction, to its designated distribution agent, in each case in accordance with the instructions reasonably provided by Blink and the requirements of the Transfer Agent.

(iii) From and after the Blink Conversion Date and until the earlier of (A) the consummation of a Blink Distribution with respect to such Blink Conversion Shares in accordance with Section 4.4(c) and (B) the expiration of the period that would otherwise constitute the Blink Lock-Up Period under this Section 4.4(b), Blink shall not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or transfer any Blink Conversion Shares or enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic consequences of ownership of the Blink Conversion Shares, other than pursuant to a Blink Distribution effected in accordance with Section 4.4(c).

For purposes of this Section 4.4(b), the “Blink Lock-Up Period” means the period commencing on the Blink Conversion Date and expiring on the earlier of (x) April 1, 2027 and (y) six (6) months following the Blink Conversion Date.

(iv) Upon consummation of a Blink Distribution in accordance with Section 4.4(c), the Distributed Shares shall cease to be subject to the restrictions set forth in this Section 4.4(b) in the hands of the recipients thereof, subject in all cases to applicable securities Laws and any restrictions independently applicable to such recipient.

(v) Subject to the Blink Conversion Conditions being satisfied and the Blink Conversion Date occurring not later than ten (10) Business Days prior to the expiration of the Blink Lock-Up Period, if Blink does not consummate a Blink Distribution with respect to any Blink Conversion Shares prior to expiration of the Blink Lock-Up Period, such Blink Conversion Shares shall thereafter be subject to the same leak-out restrictions applicable to BladeRanger under Section 4.4(a), mutatis mutandis, for so long as such restrictions remain applicable to BladeRanger.

(vi) The Buyer shall use its reasonable best efforts to obtain Stockholder Approval and cause the Registration Statement covering the Blink Distribution and the resale of the Distributed Shares to become effective as promptly as practicable following the Closing. The Buyer shall keep Blink reasonably informed regarding the status of such approval and registration process and shall promptly notify Blink upon satisfaction of each Blink Conversion Condition.

(vii) For the avoidance of doubt, receipt of Stockholder Approval alone shall not result in conversion of the Envoy Convertible Note unless the other Blink Conversion Conditions have also been satisfied. Until the Blink Conversion Date, the Envoy Convertible Note shall remain outstanding in accordance with its terms, as amended by the Note Amendment.

8. ADDITION OF NEW SECTIONS 4.4(c) AND 4.4(d)

Section 4.4 of the Original Agreement is hereby amended by adding the following new Sections 4.4(c) and 4.4(d) immediately following Section 4.4(b):

“(c) Blink Distribution.

(i) Subject to applicable Law, Blink shall, substantially concurrently with and in any event no later than ten (10) Business Days following the Blink Conversion Date, distribute all of the Blink Conversion Shares issued to it pursuant to Section 4.4(b) (the “Distributed Shares”) to the holders of its common stock, pro rata based on their respective holdings of Blink common stock as of the applicable record date and for no consideration, by way of a dividend or other distribution in kind (the “Blink Distribution”).

(ii) The Buyer shall cause the Registration Statement to cover the resale of the Blink Conversion Shares by the initial recipient thereof. The parties acknowledge that the effectiveness and availability of such Registration Statement are conditions to the conversion contemplated by Section 4.4(b), and the Buyer shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the period required under the Registration Rights Agreement.

(iii) Blink shall provide the Buyer with reasonable advance written notice of the anticipated record date and distribution date for the Blink Distribution, together with the proposed distribution ratio, identity of the distribution agent and treatment of fractional shares. The parties shall cooperate in good faith to coordinate the Blink Conversion Date and Blink Distribution so that the Blink Conversion Shares may be distributed promptly following their issuance.

(iv) The Blink Distribution shall be made pro rata to all holders of record of Blink common stock as of the applicable record date, without payment of consideration by such holders. Blink shall comply with all applicable Laws in connection with the Blink Distribution, including the Securities Act, the Exchange Act, Regulation M, applicable Nevada corporate law and applicable exchange rules.

(v) Neither Blink nor any recipient of Distributed Shares shall be subject to the lock-up, leak-out or other contractual transfer restrictions set forth in Sections 4.3 or 4.4 solely by reason of the Blink Distribution or receipt of Distributed Shares, provided that all such shares and transfers shall remain subject to applicable securities Laws and any restrictions independently applicable to the relevant holder. No recipient shall be required to execute a joinder to this Agreement or the Envoy Stockholders Agreement solely as a result of receiving Distributed Shares.

(vi) Subject to applicable Law and the requirements of the Transfer Agent and DTC, the Buyer shall cooperate with the reasonable requests of Blink and its distribution agent in effecting the Blink Distribution, including by delivering customary transfer-agent instructions and causing the Distributed Shares to be eligible for book-entry delivery through DTC without restrictive legends to the extent permitted by applicable Law.

(vii) Blink shall bear the costs and expenses of the Blink Distribution, other than Registration Expenses to the extent payable by the Buyer under the Registration Rights Agreement, and shall indemnify the Buyer Indemnified Parties against Losses arising from Blink’s breach of this Section 4.4(c) or violation of applicable securities Laws in connection with the Blink Distribution, except to the extent such Losses arise from information furnished by the Buyer for inclusion in the Registration Statement or other Buyer disclosure documents.

(viii) Nothing in this Section 4.4(c) shall confer upon any recipient of Distributed Shares any contractual right or remedy under this Agreement, and Section 6.7 shall apply to all such recipients.”

“(d) Forced Conversion.

(i) Notwithstanding Section 4.4(b), if at any time while any portion of the Envoy Convertible Note remains outstanding, (A) if the Buyer’s Chief Financial Officer determines in good faith and acting reasonably that the Buyer’s stockholders’ equity, as will be reported in the Buyer’s balance sheet for the most recently completed annual or quarterly (or, if applicable, semiannual) period prepared in accordance with GAAP that is to be filed with the U.S. Securities and Exchange Commission will be less than $3,000,000, or (B) the Buyer receives any notice, determination or inquiry from the Trading Market relating to the Buyer’s compliance with Nasdaq Listing Rule 5550(b)(1) (or any successor rule), then the Buyer shall have the right, exercisable on one or more occasions by written notice to Blink (each, a “Forced Conversion Notice”), to require the conversion of such portion of the then-outstanding principal amount of, and accrued and unpaid interest on, the Envoy Convertible Note (up to 100%) as the Buyer determines in good faith is necessary to cause the Buyer’s stockholders’ equity to equal or exceed $3,000,000 (each, a “Forced Conversion”) in order to maintain compliance with the stockholder’s equity continued listing requirements of the Trading Market. In the case of a Forced Conversion pursuant to clause (A), the Buyer shall provide Blink with information supporting such determination to the extent reasonably available to Buyer (subject to Blink keeping such information confidential and not using or disclosing such information other than for purposes of resolving any objections pursuant to this Section 4.4(d)) and provide Blink with at least five (5) Business Days to review and provide the Buyer with any objections to the Buyer’s determination that a Forced Conversion has been triggered or the Conversion Amount. If the Buyer and Blink shall be unable to resolve any objections provided by Blink for a Forced Conversion pursuant to clause (A) of this Section 4.4(d) within three (3) Business Days prior to the due date for such financial statement on Form 10-K, Form 10-Q (or Form 10-S, if applicable), then the Buyer may proceed with the Forced Conversion so long as the Conversion Amount does not exceed the Conversion Amount set forth in the Forced Conversion Notice. The number of shares issuable upon a Forced Conversion shall be determined in accordance with the following formula: (x) if prior to Stockholder Approval, solely into shares of Series C Preferred Stock equal to the Conversion Amount divided by the “Stated Value” of the Series C Preferred Stock set forth in the Certificate of Designation for the Series C Preferred Stock, and (y) following Stockholder Approval, into a number of shares of Common Stock equal to the Conversion Amount divided by the then applicable “Conversion Price” of the Series C Preferred Stock determined in accordance with the Certificate of Designation for the Series C Preferred Stock. A Forced Conversion shall be effective on the third Trading Day following delivery of the Forced Conversion Notice, subject to the applicable terms of this Agreement, including Section 4.4(b). In no event shall the number of Blink Conversion Shares issued upon a Forced Conversion exceed in total 2,166,667 shares of Series C Preferred Stock or Common Stock, as applicable.

(ii) Any Forced Conversion shall be subject to applicable Law and the rules of the Trading Market, including any applicable limitations on the issuance of Common Stock prior to receipt of Stockholder Approval. No Forced Conversion shall require or permit the issuance of shares in excess of any applicable Nasdaq issuance limitation without the requisite Stockholder Approval.

(iii) A Forced Conversion shall reduce the outstanding principal amount of the Envoy Convertible Note and the number of Blink Conversion Shares otherwise issuable pursuant to Section 4.4(b), in each case in accordance with the adjustment mechanics set forth in the Note Amendment.

(iv) Except with respect to the portion of the Envoy Convertible Note actually converted pursuant to a Forced Conversion, no Forced Conversion shall constitute a waiver, satisfaction, cancellation or modification of any rights or remedies of Blink under the Envoy Convertible Note, including rights relating to maturity, Events of Default and conversion following an Event of Default.

(v) The Buyer and Blink shall cooperate in good faith regarding the registration or other lawful disposition of shares issued pursuant to a Forced Conversion, provided that no Forced Conversion shall, solely by reason of its occurrence, cause the unconverted portion of the Envoy Convertible Note to become due, payable or otherwise modified except as expressly provided in the Note Amendment.”

9. AMENDMENT TO SECTION 4.5

Section 4.5(b) of the Original Agreement is hereby amended by adding the following sentence immediately after the definition of “Stockholder Approval”:

“For purposes of this Agreement, Stockholder Approval shall include approval of the issuance of the Blink Conversion Shares pursuant to Section 4.4(b) and the Note Amendment, to the extent such approval is required under Nasdaq Listing Rules 5635(a), 5635(b), 5635(d) or any other applicable rule of the Trading Market. The Buyer shall include the issuance of the Blink Conversion Shares in the proposal submitted to its stockholders and shall use its reasonable best efforts to obtain such approval together with the approval required for conversion of the Series C Preferred Stock.”

Section 4.5 is further amended by adding the following new subsection (e):

“(e) Blink Conversion. The parties acknowledge that the automatic conversion of the Series C Preferred Stock pursuant to Section 4.5(a) and the conversion of the Envoy Convertible Note pursuant to Section 4.4(b) are separate transactions. The Series C Preferred Stock shall convert in accordance with Section 4.5(a) upon receipt of Stockholder Approval, whereas the Envoy Convertible Note shall convert only upon satisfaction of all Blink Conversion Conditions. The receipt of Stockholder Approval shall not, by itself, result in conversion of the Envoy Convertible Note. The Buyer shall use its reasonable best efforts to cause the remaining Blink Conversion Conditions to be satisfied as promptly as practicable following receipt of Stockholder Approval.”

10. AMENDMENT TO SECTION 4.10

Section 4.10 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Transition Services Agreement. Notwithstanding anything to the contrary in this Agreement, the Term Sheet or any other Transaction Document, (a) the existing transition services arrangement between the Company and Blink (the “Transition Services Agreement”) shall not be extended for any additional period following the Closing (including the six (6) month period previously contemplated by this Section 4.10), and shall continue in effect, expire and terminate solely in accordance with its terms as in effect on the Agreement Date; (b) none of the Company, the Buyer, BladeRanger or Blink shall have any obligation under this Agreement to extend, renew or amend the Transition Services Arrangement or to negotiate or execute any amendment thereto; and (c) nothing in this Section 4.10 shall limit the obligations of BladeRanger and the Company under Section 4.14. From and after Blink’s execution of this Amendment and until the Rule 3-05 Financial Statements have been delivered to the Buyer, Blink shall, at the Buyer’s sole cost and expense and upon reasonable advance notice, provide the Buyer, the Company and their respective independent auditors with reasonable access, during normal business hours, to such books, records and financial data relating to the Company as are in Blink’s possession or control and are reasonably necessary to prepare and audit the Rule 3-05 Financial Statements.”

11. AMENDMENT TO SECTION 4.12

Section 4.12 of the Original Agreement is hereby amended by adding the following paragraph at the end thereof:

“For the avoidance of doubt, any Funding Reimbursement Shares or other amounts paid or issued to BladeRanger pursuant to this Section 4.12 constitute solely reimbursement of BladeRanger-Funded Amounts actually incurred, accrued, paid, funded or otherwise satisfied by BladeRanger and do not constitute consideration paid to BladeRanger in respect of the Company Shares or in its capacity as a stockholder of the Company. No Funding Reimbursement Shares or other amounts payable pursuant to this Section 4.12 shall be taken into account in determining the form or amount of consideration payable in respect of the Shares pursuant to Section 2.1 or the Blink Conversion Shares Issuable pursuant to Section 4.4(b).”

12. ADDITION OF A NEW SECTION 4.18(g)

Section 4.18 of the Original Agreement is hereby amended by adding the following new Section 4.18(g) immediately following Section 4.18(f):

“(g) Blink Indemnification Limitations. Notwithstanding anything in this Agreement to the contrary:

(i) Blink shall have no liability or indemnification obligation with respect to any representation, warranty, covenant, agreement, obligation, act or omission of BladeRanger, the Company or any other Person, and any indemnification obligation of Blink shall be several and not joint and shall arise solely with respect to a breach by Blink of a representation, warranty, covenant or agreement expressly applicable to Blink;

(ii) Blink shall have no indemnification obligation with respect to any Pre-Closing Liabilities or any act, omission, event or circumstance of the Company occurring prior to the Closing, except to the extent arising from Blink’s own Fraud or breach of an express obligation applicable to Blink;

(iii) in no event shall Blink’s aggregate liability under this Agreement or any other Transaction Document exceed the amount of consideration actually received by Blink in connection with the Contemplated Transactions, valued at the Reference Price, excluding any amounts received by Blink in its capacity as a creditor under the Envoy Convertible Note other than Blink Conversion Shares issued pursuant to Section 4.4(b); and

(iv) any indemnification obligation of Blink arising under this Agreement shall be satisfied solely from Blink Conversion Shares then held by Blink, valued at the Reference Price; provided, however, that Blink shall not be required to recover or return any Distributed Shares previously distributed in compliance with Section 4.4(c), and shall have no cash liability for any such indemnification obligation.

The foregoing limitations shall not apply in the case of Fraud committed by Blink. No Fraud or other conduct of BladeRanger, the Company or any of their respective officers, directors, employees, agents or other representatives shall be imputed to Blink.”

13. ADDITION OF A NEW SECTION 4.20

The Original Agreement is hereby amended by adding the following new Section 4.20:

“Economic Allocation; Registration Rights.

(a) The parties acknowledge and agree that, notwithstanding the different timing and form of consideration to be received by BladeRanger and Blink, the aggregate Envoy-Side Shares have been allocated between BladeRanger and Blink based on the eighty percent (80%) and twenty percent (20%) economic interests contemplated by the Original Agreement. Nothing in this Section 4.20 shall require Blink to become a Seller of Company Shares or receive any Securities at the Closing.

(b) The Registration Rights Agreement shall provide Blink and the recipients of Distributed Shares with registration rights appropriate to the Blink Conversion and Blink Distribution, including the obligation of the Buyer to file and use its reasonable best efforts to cause to become effective a Registration Statement covering the Blink Distribution and the resale of Distributed Shares by the recipients thereof.

(c) Subject to the differences reasonably attributable to the timing and structure of the Blink Conversion and Blink Distribution, the registration rights provided with respect to the Blink Conversion Shares and Distributed Shares shall be no less favorable than those provided with respect to the Registrable Securities held by BladeRanger, including with respect to filing and effectiveness obligations, permitted delays and suspensions, registration expenses, indemnification, liquidated damages and any reduction or cutback in Registrable Securities. Any such reduction or cutback shall be allocated between BladeRanger and Blink on a pro rata basis based on the respective number of Registrable Securities requested to be included, subject to applicable Law and the requirements of the Commission.

(d) Notwithstanding the foregoing, the parties acknowledge that the effectiveness and availability of the Registration Statement covering the Blink Distribution are conditions to the conversion contemplated by Section 4.4(b), and the Buyer shall not be relieved of its obligations to seek effectiveness of such Registration Statement solely because the Blink Conversion Shares have not yet been issued.”

14. ADDITION OF A NEW SECTION 4.21

The Original Agreement is hereby amended by adding the following new Section 4.21:

“4.21 Preservation of Envoy Convertible Note Rights.

(a) Except as expressly set forth in the Note Amendment, the Envoy Convertible Note shall remain outstanding following the Closing in accordance with its terms. Without limiting the foregoing, unless and until the entire outstanding balance of the Envoy Convertible Note has been converted or otherwise satisfied in accordance with its terms and the Note Amendment, Blink shall retain all rights and remedies under the Envoy Convertible Note with respect to the remaining outstanding portion thereof, including rights relating to the Maturity Date, conversion at maturity, Events of Default, conversion following an Event of Default, payment and enforcement.

(b) Neither the execution or performance of this Agreement or any other Transaction Document, the consummation of the Closing, the acquisition of the Company by the Buyer, the receipt or failure to obtain Stockholder Approval, the effectiveness or failure to obtain effectiveness of the Registration Statement, nor any Forced Conversion shall constitute a waiver, release, satisfaction, extinguishment or modification of the Envoy Convertible Note or any right or remedy thereunder, except solely to the extent expressly set forth in the Note Amendment.

(c) For the avoidance of doubt, the provisions of the Envoy Convertible Note relating to conversion at maturity and following an Event of Default shall continue to apply in accordance with their terms, as amended by the Note Amendment, if the Blink Conversion Conditions are not satisfied prior to the Maturity Date or the occurrence of an applicable Event of Default.

(d) Nothing in this Agreement or the Note Amendment shall be construed to waive, release, impair or otherwise affect any rights, remedies, claims or defenses of BladeRanger under the Envoy Convertible Note, the Envoy Stockholders Agreement, the Stock Purchase Agreement dated June 5, 2026, or any other agreement relating thereto, except to the extent expressly agreed in writing by BladeRanger in an instrument specifically identifying the affected right or obligation.”

16. BLINK; EFFECT OF JOINDER

Blink is executing this Amendment solely for purposes of the provisions expressly applicable to it, including Sections 4.4(b), 4.4(c), 4.4(d), 4.9, 4.10, 4.18(g), 4.20, 4.21 and 4.22, and shall not, solely by reason of such execution, be deemed a Seller of Company Shares or become subject to any representation, warranty, covenant, indemnification obligation or other provision of the Original Agreement applicable solely to a Seller of Company Shares. No Joinder Agreement shall be required in order for Blink to receive the Blink Conversion Shares or exercise its rights under the Note Amendment.

17. REFERENCES

From and after the Amendment Effective Date, each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Original Agreement in any other Transaction Document, shall mean and be a reference to the Original Agreement as amended by this Amendment (the “Agreement”). This Amendment shall constitute a Transaction Document.

18. NO OTHER CHANGES

Without limiting the foregoing, except as expressly provided in the Note Amendment, nothing in this Amendment shall amend, modify, waive, release, terminate or otherwise affect any right, remedy, claim, defense or obligation of BladeRanger, Blink, the Company or any other Person under the Envoy Convertible Note, the Envoy Stockholders Agreement, the Stock Purchase Agreement dated June 5, 2026, or any other agreement relating thereto, all of which are expressly reserved.

19. COUNTERPARTS

This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via email, facsimile or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000), and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. SUCCESSORS AND ASSIGNS

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, subject to Section 6.6 of the Original Agreement.

21. EFFECTIVENESS

This Amendment shall become effective as of the Amendment Effective Date upon its execution and delivery by the Buyer, BladeRanger and the Company and Blink, which the parties acknowledge satisfies the requirements of Section 6.4 of the Original Agreement.

Notwithstanding the foregoing, the amendments contemplated by this Amendment that require implementation through the Note Amendment shall become operative only upon the due execution and delivery of the Note Amendment by the parties thereto.

22. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Sections 6.9 (Submission to Jurisdiction), 6.14 (Waiver of Jury Trial) and 6.15 (Construction) of the Original Agreement are incorporated herein by reference and shall apply to this Amendment, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Securities Purchase Agreement to be duly executed as of the Amendment Effective Date.

BUYER:

CID HOLDCO, INC.

By:	/s/ Edmund Nabrotzky
Name:	Edmund Nabrotzky
Title:	Chief Executive Officer

BLADERANGER:

BLADERANGER LTD.

By:	/s/ Shmulik Yannay
Name:	Shmuel Yanay
Title:	Chief Executive Officer

COMPANY:

ENVOY TECHNOLOGIES, INC.

By:	/s/ Drew Hopkins
Name:	Drew Hopkins
Title:	Chief Operating Officer

BLINK (SOLELY WITH RESPECT TO THE PROVISIONS EXPRESSLY APPLICABLE TO IT):

BLINK CHARGING CO.

By:	/s/ Michael Bercovich
Name:	Michael Bercovich
Title:	Chief Financial Officer

[Signature Page to First Amendment to Securities Purchase Agreement]